EXHIBIT 3.27

                            STATE OF NEW JERSEY
                            DEPARTMENT OF STATE
                 LONG FORM STANDING WITH CHARTER DOCUMENTS

                        ALUMET SMELTING CORPORATION


                                          IN TESTIMONY WHEREOF, I have
                                              hereunto set my hand and
                                              affixed my Official Seal
                                              at Trenton, this
                                              23rd day of February, 1998


                                          /s/ Lonna R Hooks
                                          LONNA R HOOKS
                                              Secretary of State


Note: Long form standings with charter documents may reflect two dates for filed amendments. The system processing date, which is the date of entry into the State's data base, is always shown immediately to the right of the amendment description. If shown alone, the system processing date also constitutes the filing date for the amendment. If an amendment was reviewed and stamped filed prior to the system processing date, a second date called the back-stamp date is shown at the far right margin. In cases where the two dates are shown, the date at the far right margin date is the actual filing date for the amendment.


                       CERTIFICATE OF INCORPORATION

                                    OF

                        ALUMET SMELTING CORPORATION

              * * * * * * * * * * * * * * * * * * * * * * * *


      Signed by the undersigned for the purpose of forming a corporation under the New Jersey Business Corporation Act.

      FIRST:  The name of the corporation is:
       "ALUMET SMELTING CORPORATION"

      SECOND: The purposes for which this corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

      THIRD: The address of the corporation's initial registered office and the name of the corporation's initial registered agent at such address are Stephen E. Lampf, Esq., 80 Main Street, West Orange, New Jersey 07052.

      FOURTH: The aggregate number of shares which this corporation shall have authority to issue is Two Thousand Five Hundred (2,500) shares without nominal or par value.

      FIFTH: The number of directors constituting the first Board of Directors is two (2) and the names and addresses of the persons who are to serve as such directors are:

       Bella Dub                      Barney Shlomy
       67-51 180th Street             P.O. Box 218
       Flushing, New York             Whitehead Avenue
                                      South River, New Jersey

      SIXTH: The name and address of the incorporator is Stephen E. Lampf, Esq., 80 Main Street, West Orange, New Jersey 07052.

      IN WITNESS WHEREOF, this Certificate of Incorporation has been signed this 11th day of April, 1980.

                               /s/ Stephen E. Lampe, Esq.
                               STEPHEN E. LAMPF, ESQ.
                               Sole Incorporator



                       CERTIFICATE OF INCORPORATION         Filed and Recorded
                                                            APR 28 1980
                                                            Donald Lan
                        ALUMET SMELTING CORPORATION         Secretary of State
                                                            0100112154

                          DATED:  April 11, 1980



                 Lampf, Pleva, Lipkind, Prupis & Petigrow
                        A Professional Corporation
                            Counsellors at Law
                              80 Main Street
                       West Orange, New Jersey 07052


                           CERTIFICATE OF MERGER


      Pursuant to Section 14A:10-4 of the New Jersey Business Corporation Act, the undersigned corporations execute the following Certificate of Merger:

      FIRST: A Plan of Merger (a copy of which is annexed hereto) was approved by the shareholders and directors of each of the undersigned corporations in the manner prescribed by Chapter 10 of the New Jersey Business Corporation Act.

      SECOND: As to each of the corporations, the number of shares outstanding are as follows:

                               NUMBER OF
         NAME OF                SHARES
       CORPORATION            OUTSTANDING       DESIGNATION

ALUMET CORP.                     1000         Common-Voting

ALUMET SMELTING
CORPORATION                       300         Common-Voting

      THIRD: As to each corporation, the total number of shares voted for and against the Plan of Merger are as follows:


                                  TOTAL VOTED      TOTAL VOTED
     NAME OF CORPORATION              FOR            AGAINST

ALUMET CORP.                         1000             None

ALUMET SMELTING
CORPORATION                           300             None

      FOURTH: Pursuant to Section 14A:10-4(2) of the New Jersey Business Corporation Act, the merger is to become effective at the close of business on September 30, 1980.

      IN WITNESS WHEREOF, each corporation has been caused these presents to be signed by its duly authorized corporate officers and its corporate seal to be hereunto affixed, as of the 30th day of September, 1980.

                                      ALUMET CORP.
ATTEST:

                                      BY: /s/ Bella Dub
/s/ Barney Shlomy                       BELLA DUB, PRESIDENT
BARNEY SHLOMY, SECRETARY

                                        ALUMET SMELTING
                                           CORPORATION
ATTEST:

                                      BY: /s/ Bella Dub
/s/ Barney Shlomy                       BELLA DUB, PRESIDENT
BARNEY SHLOMY, SECRETARY


                              PLAN OF MERGER

      Pursuant to the provisions of Chapter 10 of Title 14A of the New Jersey Business Corporation Act, the following named corporations hereby establish a Plan of Merger.

      FIRST:  The name of the corporations proposing to merge are:
      ALUMET SMELTING CORPORATION
      ALUMET CORP.

      SECOND: The name of the corporation into which the aforesaid corporations propose to merge is ALUMET SMELTING CORPORATION.

      THIRD:  The terms and conditions of the proposed merger are as follows:

       (a) Upon the effective date of merger, the separate corporate existence of ALUMET CORP., shall cease and ALUMET SMELTING CORPORATION the surviving corporation shall become the owner, without other transfer, of all the rights and property of the merging corporation, and the surviving corporation shall become subject to all the debts and liabilities of the merging corporation in the same manner as if the surviving corporation had itself incurred them.

       (b) The Certificate of Incorporation of ALUMET SMELTING CORPORATION shall remain and continue to be the Certificate of Incorporation of the surviving corporation following the effective date of the merger until the same shall be altered or amended according to the provisions thereof.

      FOURTH: The method of converting the shares of the merging corporation into shares of the surviving corporation shall be as follows:

       (a) Each share of common stock of ALUMET CORP. shall be exchanged for .33 shares of ALUMET SMELTING CORPORATION, which shares of the surviving corporation shall thereupon be issued and outstanding.

       (b) After the effective date of the merger holders of certificates for shares of common stock in ALUMET CORP. shall surrender them to the surviving corporation, or its duly appointed agent, in such a manner as the surviving corporation shall legally require. On receipt of said share certificates, the surviving corporation shall issue in exchange therefor a certificate of shares of common stock in the surviving corporation representing the number of shares of such stock to which the holder shall be entitled as hereinabove set forth.

      FIFTH: Neither the merging corporation nor the surviving corporation shall, prior to the effective date of the merger, engage in any activity or transaction other than in the ordinary course of business, except as contemplated by this Plan of Merger.

      SIXTH: This Plan of Merger shall be submitted to the shareholders of the constituent corporations for their approval in the manner provided by the applicable laws of the State of New Jersey, at a meeting to be held on or
before                              , 1980 or at such other time as the Boards
of Directors of the constituent corporations shall agree.

      SEVENTH: The directors of any constituent corporation may, in their discretion, abandon this merger, subject to the rights of third parties under the contracts relating thereto, without further action or approval by the shareholders of the corporation, at any time before the merger has been completed.

                                         ALUMET SMELTING CORPORATION


                                         BY: /s/ Bella Dub
                                            ------------------------------
                                               BELLA DUB, PRESIDENT


                                         ALUMET CORP.


                                         BY: /s/ Bella Dub
                                            ------------------------------
                                               BELLA DUB, PRESIDENT



                           CERTIFICATE OF MERGER            Filed and Recorded
                                                            Oct 22 1980
                                                            Donald Lan
                                                            Secretary of State

                        ALUMET SMELTING CORPORATION




                        DATED:  September 30, 1980




                 Lampf, Pleva, Lipkind, Prupis & Petigrow
                        A Professional Corporation
                            Counsellors at Law
                              80 Main Street
                       West Orange, New Jersey 07052




                            STATE OF NEW JERSEY
                            DEPARTMENT OF STATE
                   FILING CERTIFICATION (CERTIFIED COPY)

                        ALUMET SMELTING CORPORATION

           I, the Secretary of State of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and the foregoing is a true copy of the Certificate of Incorporation and Merger as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.


                                           IN TESTIMONY WHEREOF, I have
                                               hereunto set my hand and
                                               affixed my Official Seal
                                               at Trenton, this
                                               6th day of March, 1998


                                           /s/ Lonna R Hooks
                                           LONNA R HOOKS
                                               Secretary of State